EXHIBIT 32.2


                        CERTIFICATION PURSUANT TO
                         18 U.S.C. SECTION 1350,
                         AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


With respect to the Annual Report of Central Natural Resources, Inc., a Delaware corporation (the "Company") on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Leonard L. Noah, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The  Report  fully complies with the requirements of
section  13(a) or 15(d) of the Securities Exchange Act of 1934;
and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:   March 29, 2004.

/s/ Leonard L. Noah
____________________________________
Leonard L. Noah
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as a part of the Report or as a separate disclosure document, and is not to be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent